Figure Markets Group Structure Figure Markets Holdings Inc. 100% Figure Technologies, LLC. 100% Figure Asset Management 100% Figure Equity Solutions, Inc. 100% Figure Certificate Corporation 100% Figure Payments Corporation 100% Figure Payments of California, Inc. 100% Figure Markets, Inc. 100% Figure Investment Advisors, LLC 100% Fam GP Sub 1, LLC 100% Fam GP Sub 2, LLC 100% Figure Markets BVI GP* 100% Figure Markets Credit LLC 100% Figure Securities, Inc. 100% Figure Markets Futures, LLC 100% Figure Markets Cayman Islands* 100% Figure Markets Middle East Holdings Limited* 100% Figure Markets Credit Cayman Islands* 100% Figure Markets Ireland Limited* 100% Figure Reit, Inc. 100% SOL Opportunity Fund LP 100% Figure Markets Cayman GP Limited* 50% Fam GP 1, LLC 100% Figure Markets Opportunity Investment LP.* 100% Figure Markets Margin 100% Figure Markets ME Exchange DMCC * 100% Figure REIT Trust I 100% Figure REIT Trust II 100% Figure Financial, Inc. 100% Figure Markets Real World Asset Fund LP* 100% Figure REIT TRS Note: Michael Cagney is the only individual owning a 10% or greater stake, directly or indirectly. *Figure Markets Ireland is based in Ireland, Figure Markets Cayman in Grand Cayman, Figure Markets Middle East in Dubai, Figure Markets ME Exchange DMCC in Dubai, Figure Markets BVI GP and Figure Markets Opportunity Investment LP in BVI, Figure Markets Cayman GP and Figure Markets Real World Asset Fund LP in Cayman All other entities are in the United States, domiciled in Delaware except for Figure Payments Corporation which is domiciled in Nevada.